                                    EXHIBIT 3

                                POWER OF ATTORNEY

Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Amsurg Corp. Class B on January 23, 2001, Accession Number 0000912057-01-002475 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2000 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Amsurg Corp. Class B on January 23, 2001, Accession Number 0000912057-01-002475 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G/A filed for Amsurg Corp. Class B on January 23, 2001, Accession Number 0000912057-01-002475 and incorporated herein by reference.